SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Schedule 14C Information

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 1)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

QDM INTERNATIONAL INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0-11

EXPLANATORY NOTE

QDM International Inc. is filing this Revised Definitive Information Statement on Schedule 14C to solely to reflect the change in record date and mailing date in the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 12, 2023 (the “Original Filing”). There are no other changes made to the Original Filing. We will distribute to our shareholders this Revised Definitive Information Statement in lieu of the Original Filing.

QDM INTERNATIONAL INC.
NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
December 15, 2023

Dear Shareholders of QDM International Inc.:

We are furnishing the accompanying Information Statement on Schedule 14C (the “Information Statement”) to the shareholders of shares of common stock, par value $0.0001 per share (the “Common Stock”), of QDM International Inc., a Florida corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify the shareholders that, in lieu of a special meeting of the shareholders of the Company, and pursuant to the Florida Business Corporation Act (the “FBCA”), the Board of Directors of the Company (the “Board”) and shareholders holding approximately 60.9% of our outstanding voting power as of November 28, 2023 (the “Voting Shareholders”), including Huihe Zheng, our Chairman, President and Chief Executive Officer and Huili Shen, our director, have by written consent approved and adopted an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”), to (i) increase the number of authorized shares of Common Stock we may issue to seven hundred million (700,000,000), and to increase the number of authorized shares of Preferred Stock we may issue to thirty million (30,000,000) and (ii) effect a forward stock split of our issued and outstanding Common Stock at a ratio of ten-for-one (the “Forward Split”), with such Forward Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the shareholders of the Company approve the Forward Split).

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This notice and the accompanying Information Statement constitute notice to you of the aforementioned corporate actions to be taken without a meeting, by the Voting Shareholders taking action by written consent pursuant to Section 607.0704 of the FBCA. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Corporate Actions. No meeting of our shareholders will be held or proxies requested because we have received written consent to these matters from the Voting Shareholders who hold a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, the actions described in the Information Statement may not be taken earlier than 20 calendar days after we have sent or given the Information Statement to our shareholders. We intend to distribute this notice and the accompanying Information Statement to our shareholders on or about December 20, 2023.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

Sincerely
/s/ Huihe Zheng
Name: Huihe Zheng
Title: President and Chief Executive Officer

QDM INTERNATIONAL INC.

Room 1030B, 10/F, Ocean Centre, Harbour City
5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong
+852 34886893

INFORMATION STATEMENT
We Are Not Asking You for a Proxy and
You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement on Schedule 14C (the “Information Statement”) is being furnished to the shareholders of QDM International Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of a written consent in lieu of a special meeting of shareholders pursuant to the Florida Business Corporation Act (the “FBCA”), dated November 28, 2023.

This Information Statement and the Notice of Shareholder Action by Written Consent (the “Notice”) is being furnished by us to our shareholders of record as of December 15, 2023 (the “Record Date”), to inform our shareholders that the Board of Directors of the Company (the “Board”) and the Voting Shareholders, including Huihe Zheng, our Chairman, President and Chief Executive Officer and Huili Shen, our director, have taken and approved the following actions (the “Corporate Actions”) by written consent to approve an amendment (the “Amendment”) to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to (i) increase the number of authorized shares of Common Stock we may issue from two hundred million (200,000,000) to seven hundred million (700,000,000), and to increase the number of authorized shares of Preferred Stock we may issue from five million (5,000,000) to thirty million (30,000,000) (the “Increase in Authorized Shares”); and (ii) effect a forward stock split of our issued and outstanding Common Stock at a ratio of 10-for-1 (the “Forward Split”).

This Information Statement is being sent to you to notify you of the Corporate Actions being taken by written consent in lieu of a special meeting of our shareholders. On November 28, 2023, our Board and the Voting Shareholders, representing approximately 60.9% of the voting power of our Company, adopted and approved the Increase in Authorized Shares and the Forward Split. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Increase in Authorized Shares and the Forward Split. The Increase in Authorized Shares and Forward Split will become effective upon filing of the Amendment with the Department of Corporations of the State of Florida. Additionally, the effectiveness of the Forward Split on the OTCQB Venture Market (the “OTCQB”) where our Common Stock is traded is subject to approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”). There can be no assurance on if and when we will obtain such approval.

The ability to proceed without a special meeting of the shareholders to approve, adopt and/or ratify the Corporate Actions are authorized by Section 607.0704 of the FBCA which provides that, unless otherwise provided in our Articles of Incorporation, action required or permitted to be taken at a meeting of our shareholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by shareholders holding at least a majority of the voting power of the Company and delivered to the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the shareholders and may be stated as such in any document. Our Articles of Incorporation does not contain any provisions contrary to the provisions of Section 607.0704 of the FBCA. Thus, to eliminate the costs to us and management time involved in holding a special meeting, and in order to take the Corporate Actions as described in this Information Statement, two of our shareholders representing in excess of 50% of the voting stock executed and delivered a written consent to us.

We are distributing this Information Statement to our shareholders in full satisfaction of any notice requirements we may have under the FBCA and Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of December 15, 2023 and is first being mailed to our shareholders on or about December 20, 2023.

On November 28, 2023, there were 29,156,393 shares of our Common Stock, 13,500 shares of Series B Preferred Stock and 531,886 shares of Series C Convertible Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders. The required vote for the adoption of the Amendment and the approval of the Increase in Authorized Shares and the Forward Split was a majority of the issued and outstanding shares of Common Stock, Series B Preferred Stock and Series C Convertible Preferred Stock, voting together as a single class. On November 28, 2023, the Voting Shareholders, as the holders of record of approximately 60.9% of the outstanding shares of our voting stock, executed a written consent adopting, approving and ratifying the Corporate Actions. When actions are taken by written consent of less than all of the shareholders entitled to vote on a matter, Section 607.0704 of the FBCA requires notice of the action to those shareholders who did not vote. This Information Statement and the accompanying Notice constitute notice to you of action by written consent as required by Section 607.0704 of the FBCA. Because we have obtained sufficient shareholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with the Corporate Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our shareholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under FBCA, the Company’s shareholders of Common Stock are not entitled to appraisal right with respect to the action to amend the Articles of Incorporation, the Increase in Authorized Shares and the Forward Split.

Information Statement Costs

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

Vote Required to Approve the Corporate Actions

As of November 28, 2023, there were 29,156,393 shares of our Common Stock, 13,500 shares of Series B Preferred Stock and 531,886 shares of Series C Convertible Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders. The affirmative vote of a majority of the shares of Common Stock, Series B Preferred Stock and Series C Convertible Preferred Stock, voting as a single class, entitled to vote is required for approval of the Corporate Actions.

Proposals by Security Holders

No shareholder has requested that we include any additional proposals in this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S VOTING SHAREHOLDERS HAVE VOTED TO APPROVE THE CORPORATE ACTIONS. THE NUMBER OF VOTES HELD BY THE VOTING SHAREHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR SUCH MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of Common Stock by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The percentage of class is based on 29,156,393 shares of Common Stock, 13,500 shares of Series B Preferred Stock, and 531,886 shares of Series C Preferred Stock issued and outstanding as of November 28, 2023.

Name of Beneficial Owner 5% Shareholders	Number of Shares of Common Stock Owned	Percentage of Shares of Common Stock Owned	Number of Shares of Series B Preferred Stock Owned	Percentage of Shares of Series B Preferred Stock Owned	Number of Shares of Series C Preferred Stock Owned	Percentage of Shares of Series C Preferred Stock Owned	Percentage of Aggregate Voting Power(1)(2)
HW FUND(3)	12,000,000	41.2%	—	—	—	—	39.1%
Willington Capital Limited(4)	5,000,000	17.2%	—	—	—	—	16.3%
Ruiyin Capital Limited(5)	4,800,000	16.5%	—	—	—	—	15.6%
Bakelai Capital Limited(6)	5,000,000	17.2%	—	—	—	—	16.3%
Directors and Officers
Huihe Zheng(3)	12,158,810	41.7%	13,500	100%	531,886	100%	44.6	%(1)(2)
Tim Shannon(7)	8,196	*	—	—	—	—	*
Huili Shen(4)	5,000,167	17.1%	—	—	—	—	16.3%
Timothy Miles(8)	8,167	*	—	—	—	—	*
All officers and directors as a group (four persons)	17,175,340	58.9%	13,500	100%	531,886	100%	61.0%

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*        Less than one percent.

(1)      Each share of Series B Preferred Stock entitles the holder to 100 votes on all corporate matters submitted for shareholder approval.

(2)      Each share of Series C Preferred Stock entitles the holder approximately 0.3667 vote on all corporate matters submitted for shareholder approval.

(3)      12,000,000 shares of Common Stock directly held by HW FUND, of which Huihe Zheng, our Chief Executive Officer and President, is the controlling shareholder and holds the voting and dispositive power over the shares of Common Stock held by such entity. The address for this shareholder is Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

(4)      5,000,000 shares of Common Stock directly held by Willington Capital Limited, of which Huili Shen, our director, is the sole shareholder and director and holds the voting and dispositive power over the shares of Common Stock held by such entity. The address for this shareholder is Rm 4F, 15/F, Sunwise Industrial Building, 16-26 Wang Wo Tsai Street, Tsuen Wan, Hong Kong.

(5)      Erkai Wang is the sole shareholder and director of Ruiyin Capital Limited. The address for this shareholder is Rm 4G, 15/F, Sunwise Industrial Building, 16-26 Wang Wo Tsai Street, Tsuen Wan, Hong Kong.

(6)      Shimei Zhou is the sole shareholder and director of Bakelai Capital Limited. The address for this shareholder is Rm 4, 15/F, Sunwise Industrial Building, 16-26 Wang Wo Tsai Street, Tsuen Wan, Hong Kong.

(7)      The address for this shareholder is 2035 Highway A1A, #306 Indian Harbour Beach, FL 32937.

(8)      The address for this shareholder is PO Box 30, Dundee, MI 48131.

DESCRIPTION OF CORPORATE ACTIONS

ACTION ONE — INCREASE IN AUTHORIZED SHARES

Introduction

On November 28, 2023, our Board approved, among other things, an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock we may issue from two hundred million (200,000,000) to seven hundred million (700,000,000), and to increase the number of authorized shares of Preferred Stock we may issue from five million (5,000,000) to thirty million (30,000,000). On November 28, 2023, the Voting Shareholders, acting by written consent, approved the Increase in Authorized Shares and the Amendment, among other things.

The text that will be incorporated into our Articles of Incorporation upon effecting the Increase in Authorized Shares is attached as Annex A to this Information Statement. The Amendment, which will not be filed until at least twenty days following the mailing date of this Information Statement, will be effective upon the filing of such Amendment to the Articles of Incorporation in the form attached as Annex A with the Department of Corporations of the State of Florida with such filing to occur, if at all, at the sole discretion of the Board.

Reasons for the Increase in Authorized Shares

Our Board believes it is in our best interests to increase the number of authorized shares of Common Stock and Preferred Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares that will result from the Increase in Authorized Shares. Except as otherwise required by law, the newly authorized shares will be available for issuance at the discretion of our Board (without further action by our shareholders) for various future corporate needs, including those outlined above.

We presently do not have in place provisions which may have an anti-takeover effect. The increase in the authorized number of shares of our Common Stock or Preferred Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

Effect of the Increase in Authorized Shares

While effecting the Increase in the Authorized Shares would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders, any future issuance of additional authorized shares of our Common Stock and Preferred Stock may, among other things, dilute the earnings per share of our Common Stock and Preferred Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

The Increase in Authorized Shares will not affect the rights of current holders of our Common Stock or Preferred Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Increase in Authorized Shares

The Board will implement the Increase in Authorized Shares only upon a determination that it is in the best interests of the shareholders at that time. The Board may determine, in its sole discretion, not to effect the Increase in Authorized Shares.

ACTION TWO — FORWARD SPLIT

Introduction

On November 28, 2023, our Board approved, among other things, an amendment to our Articles of Incorporation to effect a Forward Split of our issued and outstanding Common Stock at a ratio of 10-for-1. On November 28, 2023, the Voting Shareholders, acting by written consent, approved the Amendment and the Forward Split, among other things.

Effecting the Forward Split requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation to effect the Forward Split is attached as Annex A to this Information Statement. The Amendment, which will not be filed until at least twenty days following the mailing date of this Information Statement, will be effective upon the filing of such Amendment to the Articles of Incorporation in the form attached as Annex A with the Department of Corporations of the State of Florida with such filing to occur, if at all, at the sole discretion of the Board.

Reasons for the Forward Split

The Board’s primary objectives in effecting the Forward Split, if necessary or if the Board otherwise desires, is to enable the Board to (i) increase the amount of stock available for trading, which is currently trading on the OTCQB, thereby boosting its liquidity, providing current shareholders with more flexibility to enter and exit their positions, further enhancing the attractiveness of our Common Stock; and (ii) facilitate capital raising by reducing the price per share, making our Common Stock more accessible to smaller investors and appeal a broader audience of potential investors. Immediately following the Forward Split, the per-share price of our Common Stock should generally decrease proportionately with the Forward Split ratio, and the expectation is that the liquidity in our Common Stock will increase. In the longer term, however, depending upon market and industry conditions and the status of our Company, the Forward Split may have no effect, a positive effect or a negative effect, on the value of the post-Forward Split Common Stock. Additionally, we cannot assure you that the liquidity in our Common Stock after the Forward Split will increase in proportion to the increase in the number of shares of our Common Stock outstanding before the Forward Split, or at all. Accordingly, the total market capitalization of our Common Stock after the Forward Split could be lower or higher than the total market capitalization before the Forward Split.

Effects of the Forward Split

One principal effect of the Forward Split would be to increase the number of outstanding shares of our Common Stock. The Forward Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our Common Stock outstanding immediately following the Forward Split as such shareholder held immediately prior to the Forward Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Forward Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Forward Split based on 29,156,393 shares of Common Stock outstanding as of November 28, 2023.

	Prior to the Forward Split	After the Forward Split
Aggregate Number of Shares of Common Stock Outstanding	29,156,393	291,563,930

If the Forward Split is implemented, the number of shares our Common Stock owned by each shareholder will be increased in the same proportion as the increase in the total number of shares outstanding, such that the percentage of our Common Stock owned by each shareholder will remain unchanged. The number of shares of our Common Stock that may be purchased upon conversion or exercise of outstanding Preferred Stock, options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities will also be ratably adjusted in accordance with their terms as of the Effective Time.

The par value of our Common Stock will not change as a consequence of the Forward Split. Accordingly, the par value of our Common Stock will remain at $0.0001 per share. The Forward Split will not have any effect of changing the number of authorized shares of Common Stock of the Company.

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Forward Split will not affect the registration of our Common Stock. Our Common Stock will continue to trade under the symbol “QDMI” on the OTCQB.

Effecting the Forward Split

Any time twenty (20) calendar days following the mailing date of this Information Statement, if our Board concludes that it is in the best interests of our Company and our shareholders to effect the Forward Split, the Amendment will be filed with the Department of Corporations of the State of Florida. The actual timing of the filing of the Amendment with the Department of Corporations of the State of Florida to effect the Forward Split will be determined by our Board (provided that it is effected within one year of the date on which the shareholders of the Company approve the Forward Split). In addition, if for any reason our Board deems it advisable to do so, the Forward Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Forward Split will be effective as of the date of filing with the Department of Corporations of the State of Florida (the “Effective Time”). Upon the filing of the Amendment, without further action on our part or our shareholders, the outstanding shares of Common Stock held by shareholders of record as of the Effective Time would be converted into a higher number of shares of Common Stock based on a Forward Split ratio of 10-for-1. For example, if you presently hold 1,500 shares of our Common Stock, you would hold 15,000 shares of our Common Stock following the Forward Split.

Our Common Stock is currently quoted on the OTCQB. Accordingly, the Forward Split must be approved and processed by FINRA in order for it to be recognized for trading purposes. Accordingly, the Forward Split, if implemented, will not be effective on the OTCQB until it is processed by FINRA. In no event, however, will the Forward Split be effective prior to the 20th calendar day after this Information Statement is mailed.

Exchange of Stock Certificates

As of November 28, 2023, we had 380 holders of record of our Common Stock. Because some of our Common Stock is held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial shareholders.

On or after the Effective Time, we will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing his, her or its post-Forward Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the shareholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Shareholders will not receive certificates for post-Forward Split shares unless and until their old certificates are surrendered. Shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder, if elected in the letter of transmittal, a new stock certificate after receipt of that shareholder’s properly completed letter of transmittal and old stock certificate(s). A shareholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that shareholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, the shareholder may return a properly executed and completed letter of transmittal.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Forward Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees. Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock and Preferred Stock on our balance sheet will be reduced proportionately based on the Forward Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be lower because there will be more shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Forward Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Forward Split. Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Forward Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Forward Split.

The Forward Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Forward Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Forward Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors or any of their respective affiliates or associates will have any interest in the matters being acted upon.

ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed on June 29, 2023 and Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed on June 30, 2023, and other reports filed under the Exchange Act, are also available to any shareholder at no cost upon request to: Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, telephone number +852 34886893.

Shareholder Communications

Shareholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Huihe Zheng. Mr. Zheng will present a summary of all shareholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors
/s/ Huihe Zheng
Name:	Huihe Zheng
Title:	President and Chief Executive Officer

ANNEX A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
QDM INTERNATIONAL INC.

DOCUMENTS NUMBER P20000021193

Pursuant to Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), this Florida Profit Corporation adopts the following amendments to its Articles of Incorporation:

1.      The name of the Corporation is: QDM International Inc. (the “Corporation”).

2.      The Articles of Incorporation of the Corporation were filed with the Department of Corporations of the State of Florida on March 9, 2020, and were amended by Articles of Amendment to Articles of Incorporation filed on August 16, 2021.

3.      Upon the effectiveness (the “Effective Time”) pursuant to the FBCA of this amendment to the Corporation’s Articles of Incorporation, the total number of shares of capital stock which this Corporation shall have authority to issue is increased to Seven Hundred Thirty Million (730,000,000) shares, consisting of Seven Hundred Million (700,000,000) shares of common stock (the “Common Stock”), par value $0.0001 per share and Thirty Million (30,000,000) shares of Preferred Stock (the “Preferred Stock”), par value $0.0001 per share.

3.      Upon the Effective Time, each one (1) share of Common Stock, par value $0.0001 per share issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be split into ten (10) validly issued, fully paid and non-assessable shares of Common Stock without any further action by the Corporation or the holder thereof (the “Forward Split”). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been split.

4.      This Articles of Amendment were duly adopted in accordance with Section 607.1001 of the FBCA. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Articles of Amendment and directed that the proposed amendments be considered by the shareholders of the Corporation. The Articles of Amendment were duly approved and adopted by written consent of shareholders holding a majority of the Corporation’s voting power voting as a single class pursuant to Section 607.0704 of the FBCA as of November 28, 2023. The number of votes cast for the amendment by the shareholders was sufficient for approval.

5.      This Articles of Amendment shall become effective on ____.

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Annex A-1

IN WITNESS WHEREOF, QDM International Inc. has caused this Articles of Amendment to Articles of Incorporation to be executed by its duly authorized officer as of this ______ day of _____.

QDM INTERNATIONAL INC.

By:
	Name:	Huihe Zheng
	Title:	President and Chief Executive Officer

Annex A-2